Exhibit 99.2

SEALE AND BEERS, CPAs

PCAOB & CPAB REGISTERED AUDITORS

www.sealebeers.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Smack Sportswear

(A Development Stage Company)

We have reviewed the accompanying condensed balance sheet of Smack Sportswear as of September 30, 2012, and the related condensed statements of operations for the three-month and nine-month periods ended September 30, 2012 and 2011 and for the period from inception on October 31, 2007 through September 30, 2012, and condensed statements of cash flows for the nine-month periods ended and for the period from inception on October 31, 2007 through September 30, 2012. These interim financial statements are the responsibility of the Corporation’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for the financials and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has earned no revenues since inception, has incurred recurring losses and recurring negative cash flow from operating activities, and has an accumulated deficit which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

November 13, 2012

50 S. Jones Blvd. Suite 202 Las Vegas, NV 89107 Phone: (888)727-8251 Fax: (888)782-2351

Team Sports Super Store
Statement of Income

	For the 3 months ending September 30,	For the 3 months ending September 30,
	2012	2011
Revenue
Wholesale Revenue	139,313	188,035
Retail Revenue	3,860	13,400
Shipping Revenue	3,133	6,109
Sales Discounts	(15,315)	(10,835)
Total Revenue	$ 130,990	$ 196,708
Cost of Goods Sold
Cost of Goods Sold- Whole Sales	41,675	52,215
Conversion Costs	21,671	30,806
Total Costs of Good Sold	63,346	83,021

Gross Profit	67,644	113,687

Operating Expenses
General & Administrative Costs	96,032	77,371
Professional Fees	43,018	19,113
E-Commerce Development	-	22,343
Total Operating Expenses	139,050	118,827

Net Income (Loss) before Income Taxes	(71,406)	(5,140)
Income tax provision (Benefit)	-	-
Net Income (loss) after taxes	$ (71,406)	$ (5,140)

(Loss) earnings Per Common Share - Basic
and Fully Diluted	$ (0.00)	$ (0.00)

Weighted Average Number of Common Shares
Outstanding - Basic and Fully Diluted	39,000,000	38,000,000

The accompanying notes are an integral part of these financial statements.

F-1b

Team Sports Super Store
Balance Sheet

	September 30, 2012	June 30, 2012
Assets
Current Assets
Bank Accounts	$2,902	$11,333
Accounts Receivable Net	58,637	36,172
Employees Advances	300	300
Inventory	480,654	468,627
Due from Related Entity	6,790	19,235
Total Current Assets	549,283	535,668

Other assets
Deferred Tax Asset	-	-
Security Deposits- Lease	10,000	10,000
Total Other assets	10,000	10,000
Total Assets	$ 559,283	$ 545,668

Liabilities and stockholders' Equity
Current Liabilities
Accounts Payable	$180,168	$140,106
Sales Tax Payable	55,680	50,460
Payroll Taxes Payable	142,547	141,662
Loans- Short Term	73,708	36,508
Interest Payable	215	215
Taxes Payable	37,119	37,119
Accrued Compensation	34,115	34,115
Customer Deposits	19,394	17,740
Total Current Liabilities	542,946	457,924

Long-Term Liabilities
Loan - Long Term	9,000	9,000
Total Long-Term Liabilities	9,000	9,000
Total Liabilities	551,946	466,924

Stockholders' Equity
Common Stock, $0.001 par value, 40,000,000
shares authorized; 40,000,000, 40,000,000
issued and outstanding as of 9/30/2012 and
6/30/2012 respectively	40,000	40,000
Additional Paid in Capital	161,000	161,000
Retained Earnings, End	(122,256)	(122,256)
	(71,406)	-
Total Stockholders Equity	7,338	78,744

Total Liabilities and Stockholders' Equity	$ 559,283	$ 545,668

The accompanying notes are an integral part of these financial statements.

F-2b

Team Sports Super Store
Statements of Cash Flows

	For the three months ending September 30,	For the three months ending September 30,
	2012	2011
Cash Flows from Operating Activities
Net Income/Loss	(71,406)	(5,140)
Adjustments to reconcile Net Income to net cash provided
by operations:
Accounts Receivable	(22,466)	462
Inventory	(12,026)	(80,116)
Due from Related Entity	12,445	(9,355)
Accounts Payable	40,062	(16,226)
Sales Tax Payable	5,221	6,612
Payroll Taxes Payable	885	19,399
Taxes Payable	-	-
Deferred Tax Asset	-	-
Loans- Short-Term	37,200	50,000
Accrued Compensation	-	-
Customer Deposits	1,654	5,331
Security Deposits	-	-
Employee Advances	-	-
Interest Payable	-	-
Total adjustments	62,975	(23,893)
Net cash provided by or used in operating activities	(8,431)	(29,033)

Cash Flows from Investing activities
Net cash provided by (used in) investing activities	-	-

Cash Flows from Financing Activities
Loan - Long Term	-	-
Issuances of common stock	-	50,000
Net cash provided by financing activities	-	50,000
Net cash increase (decrease) for period	(8,431)	20,967
Cash at the beginning period	11,333	4,585
Cash at the end period	2,902	25,552

Supplemental Disclosures
Interest paid	$ -	$ -
Income taxes paid	$ -	$ -
Non-cash transactions	$ -	$ -

The accompanying notes are an integral part of these financial statements.

F-3b

Team Sports Super Store

Notes to Financial Statements

September 30, 2012

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

The accompanying condensed interim unaudited financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at September 30, 2012 and for all periods presented have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's June 30, 2012 audited financial statements. The results of operations for the periods ended September 30, 2012 and 2011 are not necessarily indicative of the operating results for the full year.

NOTE 2 - GOING CONCERN

These condensed interim unaudited financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As of September 30, 2012, the Company has recognized operating losses of approximately $193,662 since inception. The Company's ability to continue as a going concern is contingent upon the successful completion of additional financing arrangements and its ability to achieve and maintain profitable operations. Management plans to raise equity capital to finance the operating and capital requirements of the Company. Amounts raised will be used to further development of the Company's products, to provide financing for marketing and promotion, to secure additional property and equipment, and for other working capital purposes. While the Company is putting forth its best efforts to achieve the above plans, there is no assurance that any such activity will generate funds that will be available for operations.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These condensed interim unaudited financial statements do not include any adjustments that might arise from this uncertainty.

F-4b

Team Sports Super Store

Notes to Financial Statements

September 30, 2012

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements

Management has evaluated the recently issued accounting pronouncements through the date of this filing, and believes none will have a material impact on the Company's financial statements.

NOTE 4 - RELATED PARTY TRANSACTIONS

In the 3 months ended 9/30/12, $27,200 was borrowed from Smack Sportswear, which is under common ownership as Smack Sportswear.

NOTE 5 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date of this report, with no subsequent events to be reported.

F-5b